will notify the Unit Agent of any additional requirements in connection with a particular transfer or exchange.

                 Following the Separability Date, no Unit Certificates shall be issued upon transfer or exchange of Unit Certificates, or otherwise.

                 SECTION 7. Rights of Unit Holders. The registered owner of a Unit Certificate shall have all the rights and privileges of a registered owner of the principal amount of Notes represented thereby and the number of Warrants represented thereby and shall be treated as the registered owner thereof for all purposes. The Company agrees that it shall be bound by all provisions of the Indenture, the Notes, the Warrant Agreement and the Warrants and that the Notes and Warrants represented by each Unit Certificate shall be deemed legal, valid and binding obligations of the Company and that upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

                 SECTION 8. Unit Agent. The Unit Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by which the Company and the holders of Units, by their acceptance thereof, shall be bound:

                 (a) The statements contained herein and in the Unit Certificates shall be taken as statements of the Company, and the Unit Agent assumes no responsibility for the correctness of any of the same, other than with respect to the certificate of authentication, except such as describe the Unit Agent or action taken or to be taken by it. The Unit Agent assumes no responsibility with respect to the distribution of the Unit Certificates except as herein otherwise specifically provided.

                 (b) The Unit Agent shall not be responsible for any failure of the Company to comply with any of the covenants in this Agreement, Unit Certificates, the Indenture or the Warrant Agreement to be complied with by the Company.

                 (c) The Unit Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Unit Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the written opinion or the written advice of such counsel.

                 (d) The Unit Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Certificate for any action taken in reliance on any Unit Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Unit Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

                 (e) The Company agrees to pay to the Unit Agent reasonable compensation for all services rendered by the Unit Agent in connection with this Agreement, to reimburse the Unit Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Unit Agent in connection with this Agreement and to indemnify the Unit Agent and save it harmless against any and all losses and liabilities, including judgments, costs and counsel fees and actual expenses, for any action taken or omitted by the Unit Agent or arising in connection with this Agreement and the exercise by the Unit Agent of its rights hereunder and the performance by the Unit Agent of any of its obligations hereunder except as a result of the Unit Agent's gross negligence or bad faith or willful misconduct.

                 (f) The Unit Agent, and any stockholder, director, officer, affiliate or employee ("Related Parties") of it, may buy, sell or deal in any of the Units, Notes, Warrants, Class B Common Stock or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Unit Agent under this Agreement. Nothing herein shall preclude the Unit Agent or such Related Parties from acting in any other capacity for the Company or for any other legal entity.

                 (g) The Unit Agent shall act hereunder solely as agent for the Company, the Trustee and the Warrant Agent, and its duties shall be determined solely by the provisions hereof. The Unit Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith or willful misconduct.

                 (h) No provision of this Agreement shall require the Unit Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (i) The Unit Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action unless the Company or one or more registered holders of Unit Certificates shall furnish the Unit Agent with security and indemnity for any costs and expenses which may be incurred acceptable to the Unit Agent. This provision shall not affect the power of the Unit Agent to take such action as it may consider proper, whether with or without any such security or indemnity.

         All rights of action under this Agreement or under any of the Units may be enforced by the Unit Agent without the possession of any of the Unit Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Unit Agent shall be brought in its name as Unit Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Units, as their respective rights or interests may appear.

                 (j) Before the Unit Agent acts or refrains from acting with respect to any matter contemplated by this Unit Agreement, it may require:

                          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Unit Agreement relating to the proposed action have been complied with; and

                          (2) an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 Each Officers' Certificate or opinion of counsel with respect to compliance with a condition or covenant provided for in this Unit Agreement shall include:

                          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                 The Unit Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such certificate or opinion.

                 (k) In the absence of bad faith on its part, the Unit Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Unit Agent and conforming to the requirements of this Unit Agreement. However, the Unit Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Unit Agreement.

                 (l) The Unit Agent may rely and shall be fully protected in relying upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Unit Agent need not investigate any fact or matter stated in the document.

                 (m) The Unit Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                                  SECTION  9.  Resignation and Appointment of
Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Unit Certificates, that there shall at all times be a Unit Agent hereunder.

                 (b) The Unit Agent may at any time resign as Unit Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall be at least 90 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Unit Agent, qualified as provided in Section 9(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Unit Agent and one copy to the successor Unit Agent. As provided in Section 9(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Unit Agent or (y) 90 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Unit Agent and appoint a successor Unit Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Unit Agent being removed and one copy to the successor Unit Agent. The Unit Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Unit Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Unit Agent and any appointment of a successor Unit Agent shall become effective upon acceptance of appointment by the successor Unit Agent as provided in Section

9(d). As soon as practicable after appointment of the successor Unit Agent, the Company shall cause written notice of the change in the Unit Agent to be given to each of the registered holders of the Units in the manner provided for in Section 10 hereof.

                 (c) Upon resignation or removal of the Unit Agent, if the Company shall fail to appoint a successor Unit Agent within a period of 90 days after receipt of such notice of resignation or removal, then the holder of any Unit Certificate or the Unit Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Unit Agent. Pending appointment of a successor to the Unit Agent, either by the Company or by such a court, the duties of the Unit Agent shall be carried out by the Company.

                 (d) Any successor Unit Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Unit Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Unit Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Unit Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Unit Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Unit Agent hereunder and (ii) upon payment of the amounts then due it pursuant to
Section 8(e) hereof, pay over, and such successor Unit Agent shall be entitled to receive, all monies deposited with or held by any predecessor Unit Agent hereunder.

                 (e) Any corporation or bank into which the Unit Agent hereunder may be merged or converted, or any corporation or bank with which the Unit Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Unit Agent shall be a party, or any corporation or bank to which the Unit Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Unit Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

                 (f) No Unit Agent under this Unit Agreement shall be personally liable for any action or omission of any successor Unit Agent.

                 SECTION 10. Notices to the Company and Unit Agent, Trustee and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage paid, addressed

If to the Company:

                         PCS Development Corporation
                         15 South Main Street
                         Suite 810
                         Greenville, South Carolina 29601
                         Attention:  Chief Executive Officer

If to the Unit Agent, Warrant Agent or the Trustee:

                         United States Trust Company of New York
                         114 West 47th Street
                         New York, New York 10036
                         Attention:  _____________________

                 The parties hereto by notice to the other parties may designate additional or different addresses for subsequent communications or notice.

                 Any notice to be mailed to a holder of Units shall be mailed to him or her at the address that appears on the register of Units maintained by the Unit Agent. Copies of any such communication shall also be mailed to the Unit Agent, Trustee and Warrant Agent. The Unit Agent shall furnish the Company, the Trustee or the Warrant Agent promptly when requested with a list of registered holders of Units for the purpose of mailing any notice or communication to the holders of the Notes or Warrants and at such other times as may be reasonably requested.

                 SECTION 11. Supplements and Amendments. The Company and the Unit Agent may from time to time supplement or amend this Agreement without the approval of any holders of Unit Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company, the Trustee, the Warrant Agent and the Unit Agent may deem necessary or desirable and which shall not in any way materially and adversely affects the interests of the holders of Unit Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Unit holders shall require the written consent of registered holders of the then outstanding Units representing not less than a majority in principal amount of the then outstanding Units.

                 SECTION 12. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Trustee, the Warrant Agent or the Unit Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                 SECTION  13.  Governing Law.   THIS AGREEMENT AND EACH UNIT
CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                 SECTION 14. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Trustee, the Warrant Agent, the Unit Agent and the registered holders of the Unit Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Trustee, the Warrant Agent, the Unit Agent and the registered holders of the Unit Certificates.

                 SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                        PCS DEVELOPMENT CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        UNITED STATES TRUST COMPANY OF
                                          NEW YORK, as Unit Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        UNITED STATES TRUST COMPANY OF
                                          NEW YORK, as Trustee


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        UNITED STATES TRUST COMPANY OF
                                          NEW YORK, as Warrant Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A


                           [FORM OF UNIT CERTIFICATE]

                 THE NOTE COMPRISING A PART OF THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTION 1273(a) OF THE INTERNAL REVENUE CODE OF 1986. THE ISSUE PRICE IS $___ FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $__ FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS ________, 1996. THE YIELD TO MATURITY IS _____% COMPOUNDED SEMIANNUALLY. ORIGINAL ISSUE DISCOUNT WILL BE ALLOCATED BASED ON ACCRUAL PERIODS ENDING ON EACH DATE ON WHICH AN INTEREST PAYMENT IS DUE AND THE 360 DAYS PER YEAR CONVENTION.

                 THE EXERCISE OF THE WARRANTS COMPRISING A PART OF THIS SECURITY (AND THE OWNERSHIP OF CLASS B COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF) MAY BE LIMITED BY THE COMPANY IN ORDER TO ENSURE COMPLIANCE WITH THE RULES AND REGULATIONS OF THE FEDERAL COMMUNICATIONS COMMISSION (THE "FCC"), AND THE WARRANTS WILL NOT BE EXERCISABLE BY ANY HOLDER IF SUCH EXERCISE WOULD CAUSE THE COMPANY TO BE IN VIOLATION OF THE COMMUNICATIONS ACT OR THE FCC'S RULES, REGULATIONS OR POLICIES.

                          PCS DEVELOPMENT CORPORATION

Units Consisting of $___________ Aggregate Principal Amount ____% Senior Discount Notes due 2006 and Warrants to Purchase ______ Warrant Shares of Class B Common Stock

No. _____                                                  CUSIP No. ____

                 PCS Development Corporation, a Delaware corporation (the "Company," which term includes any successor corporation), hereby certifies that ___________________ is the owner of ______ Units as described above, transferable only on the books of the Company by the holder thereof in person or by his or her duly authorized attorney, on surrender of the Certificate properly endorsed.

                 Each Unit consists of one $1,000 principal amount _____% Senior Discount Note due 2006 of the Company (collectively, the "Notes") and ___ warrants (collectively, the "Warrants") to purchase ___ shares of Class B Common Stock of the Company, par value $1.00 per share (the "Class B Common Stock"). This Unit is issued pursuant to the Unit Agreement (the "Unit Agreement") dated as of ________, 1996 between the Company and United States Trust Company of New York, (the "Unit Agent") and is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The terms of the Notes are governed by an Indenture (the "Indenture") dated as of ________, 1996 between the Company and United States Trust Company of New York, as Trustee (the "Trustee"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof.

                 The terms of the Warrants are governed by a Warrant Agreement dated __________, 1996 (the "Warrant Agreement") between the Company and United States Trust Company of New York, as Warrant Agent (the "Warrant Agent") and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Unit Agreement, the Indenture and the Warrant Agreement. Requests may be made to: PCS Development Corporation, 15 South Main Street, Suite 810, Greenville, South Carolina 29601, Attn: Chief Financial Officer.

                 The Notes and Warrants represented by this Unit Certificate shall be non-detachable and not separately transferable until the earliest to occur of: (i) _______, 1996, (ii) such earlier date as may be determined by Lehman Brothers Inc. and specified to the Company, the Trustee, the Warrant Agent and the Unit Agent in writing, (iii) the occurrence of a Change of Control, and (iv) in the event of an Offer to Purchase in connection with any Asset Sale (each as defined in the Indenture) the date the Company mails notice thereof to the holders of the Notes.

Dated:

                                        PCS DEVELOPMENT CORPORATION



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Certificate of Authentication: This
         is one of the Units referred to
         in the above mentioned Unit
         Agreement.

UNITED STATES TRUST COMPANY OF
  NEW YORK, as Unit Agent



By:
   --------------------------------------
   Authorized Signatory

                          PCS DEVELOPMENT CORPORATION


         Units Consisting of $___________ Aggregate Principal Amount of _____% Senior Discount Notes due 2006 and Warrants to Purchase ______ Shares of Class B Common Stock


I.       PROVISIONS RELATING TO THE NOTES


         1.      Principal and Interest.

                 The Company will pay the principal of this Note on ________, 2006.

                 The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above (subject to adjustment as provided below).

                 Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the _______ or _______ immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing _______, 2001; provided that no interest shall accrue on the principal amount of this Note prior to _______, 2001 and no interest shall be paid on this Note prior to _______, 2001.

                 From and after _______, 2001, interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _______, 2001; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is ___% in excess of the rate otherwise payable.

         2.      Method of Payment.

                 The Company will pay principal provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each _______ and _______ to the persons who are Holders (as reflected in the Security Register at the close of business on _______ and _______ immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

                 The Company will pay principal, premium, if any, and, as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

         3.      Paying Agent and Registrar.

                 Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

         4.      Indenture; Limitations.

                 The Company issued the Notes under an Indenture dated as of July __, 1996 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                 The Notes are senior, unsecured obligations of the Company ranking pari passu in right of payment with all existing and future unsubordinated unsecured Indebtedness of the Company and senior in right of payment to all existing and future subordinated Indebtedness of the Company. The Indenture limits the original aggregate principal amount at maturity of the Notes to $_______.

         5.      Optional Redemption.

                 The Notes will be redeemable, at the Company's option, in
whole or in part, at any time or from time to time, on or after             ,
2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holders' last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on _______ __ of the applicable years set forth below:

                                                                      Redemption
 YEAR                                                                    Price
 ----                                                                    -----
 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             %
 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             %
 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             %

 2004 and thereafter . . . . . . . . . . . . . . . . . . . . . . .      100.000%

                 Notwithstanding the foregoing, prior to             , 1999,
the Company may on any one or more occasions redeem up to 33% of the aggregate
principal amount of the Notes at a redemption price of     % of the Accreted
Value thereof with the net proceeds of either (A) one or more public offerings of common stock of the Company registered under the Securities Act or (B) a sale by the Company of at least $25.0 million of its Capital Stock (other than Redeemable Stock or Preferred Stock) to a Strategic Equity Investor in a single transaction; provided in each case that at least 67% of the aggregate principal amount at maturity of the Notes remains outstanding immediately after the occurrence of any such redemption; and provided, further, that any such redemption shall occur within 90 days of the date of the closing of any such public offering of common stock or sale to Strategic Equity Investor of Capital Stock (other than Redeemable Stock or Preferred Stock) of the Company, as the case may be.

         6.      Notice of Redemption.

                 Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

         7.      Repurchase upon Change in Control.

                 Within 30 days of the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

                 A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

         8.      Denominations; Transfer; Exchange.

                 The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

         9.      Persons Deemed Owners.

                 A registered Holder shall be treated as the owner of a Note for all purposes.

         10.     Unclaimed Money.

                 If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         11.     Discharge Prior to Redemption or Maturity.

                 If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

         12.     Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

         13.     Restrictive Covenants.

                 The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or, with respect to the Company, merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations.

         14.     Successor Persons.

                 When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

         15.     Defaults and Remedies.

                 The following events constitute "Events of Default" in the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable, whether at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) default in the payment of principal (or premium, if any) and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under the "Limitation on Asset Sales" covenant and under "Repurchase of Notes upon a Change of Control" when due and payable; (d) failure to perform or comply with the provisions described under the "Consolidation, Merger and Sale of Assets" covenant; (e) default in the performance of or breach of any other covenant or agreement of the Company in the Indenture or under the Notes and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (f) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and/or (II) the failure to make a payment when due of principal, premium, if any, or interest and such defaulted payment shall not have been made, waived or extended by the earliest of (x) the expiration of any applicable grace period and (y) the 30th day after such payment default; (g) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (i) the Company or any Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (C) effects any general assignment for the benefit of creditors.

                 If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, Accreted Value of, premium, if any, and accrued interest, if any, on the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

         16.     Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

         17.     No Recourse Against Others.

                 No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         18.     Authentication.

                 This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

         19.     Abbreviations.

                 Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to PCS Development Corporation, 15 South Main Street, Suite 810, Greenville, South Carolina 29601, Attention: Chief Financial Officer.


II.      PROVISIONS RELATING TO THE WARRANTS

                 The Warrants are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on the earlier to occur of (a) 180 days after an Exercise Event which causes such Warrants to become exercisable or (b) __________, 2006 (the "Expiration Date"), each of which represents the right to purchase from the Company at any time on or after the Exercisability Date (as defined in the Warrant Agreement) one share of Class B Common Stock, par value $1.00 per share, of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of ______, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, not in its individual capacity but solely as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                 "Exercise Event" means, with respect to each Warrant as to which such event is applicable, the date of the earliest of: (1) the occurrence of a Change of Control (as defined in the Warrant Agreement), (2) the consummation of a Public Equity Offering after which there shall exist a Public Market (each as defined in the Warrant Agreement), and (3) _______, 2006.

                 Warrants may be exercised at any time from 9:00 a.m. on or after the date of occurrence of an Exercise Event, or if the Exercise Event occurs prior to the Separability Date (as defined in the Warrant Agreement), the Separability Date, until 5:00 p.m., New York City time on the date of expiration as described above. If all of the items required for exercise of Warrants evidenced by Warrant Certificates are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any such items are received after 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on ______, 2006, if all of the items required for exercise of this Warrant are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

                 As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of a Warrant Certificate, a certificate or certificates evidencing the Warrant Shares to which such holder is entitled, in fully registered form. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

                 The Warrant Agreement provides that the Company will not be required to issue fractional shares of Class B Common Stock upon exercise of the Warrants or distribute certificates that evidence fractional shares of Class B Common Stock. In lieu of fractional shares of Class B Common Stock, there shall be paid to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value (as defined in the Warrant Agreement) per share on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

                 The Company is party to a Registration Rights Agreement pursuant to which it has certain registration obligations with respect to the Class B Common Stock issuable upon exercise of the Warrants.

                 Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                 Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                 The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                 Upon the occurrence of an Exercise Event, the Company shall have the right to make an offer to purchase all outstanding Warrants and Warrant Shares in cash, within 120 days after such Exercise Event, at a price equal to the Current Market Value thereof. The offers to purchase set forth in this and the preceding paragraph will be made in the manner and upon the terms set forth in the Warrant Agreement.

                 The Warrant Agreement provides that (i) subject to certain exceptions upon the issuance of any dividend or distribution pro rata to all holders of Common Stock, the holders will be entitled to such dividend or distribution on the terms set forth in the Warrant Agreement and (ii) upon the occurrence of certain events the number of Warrant Shares of Class B Common

Stock issuable upon the exercise of each Warrant shall be adjusted.

                 The term "Business Day" shall mean any day on which (i) banks in New York City, (ii) the principal national securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

                                ASSIGNMENT FORM


I or we assign and transfer this Unit to

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

________________________________________________________________________________
        (Insert Social Security or other identifying number of assignee)

and irrevocably appoint_________________________________________________________
agent to transfer this Unit on the books of the Company. The agent may substitute another to act for him.



Dated:__________________  Signed:_______________________________________________
                                 (Sign exactly as name appears on
                                 the other side of this Unit)

Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee
                    Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                 SCHEDULE OF EXCHANGES OF CERTIFICATED UNITS(1)



The following exchanges of a part of this Global Unit for certificated Units have been made:


                                                      Number of Units of
                    Decrease in      Increase in      this Global          Signature of
                    Number of        Number of        Unit following       authorized
                    Units of this    Units of this    such decrease        officer of
 Date of Exchange   Global Unit      Global Unit      (or increase)        Unit Agent
- ----------------------------------------------------------------------------------------


- ----------------------------------
(1)       This is to be included only if the Unit is in global form.

                                                                       EXHIBIT B


                         FORM OF LEGEND FOR GLOBAL UNIT


                 Any Global Unit authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                 THIS SECURITY IS A GLOBAL UNIT WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT.

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.